Exhibit 10.3

                                    AGREEMENT


         AGREEMENT dated this 26th day of October 2004, by and between Creative Solutions With Art, Inc. (hereinafter "CSA"), a Nevada Corporation, with offices located at 32C Hadley Village Road, South Hadley, MA. 01075 and Carla Santia, President of CSA.
         WHEREAS, CSA has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the "SEC") on Form SB-2 and has filed an Exhibit 10.2 to such Registration Statement regarding methods of payment of offering expenses; and
         WHEREAS, the SEC has requested that such Registration Statement include in the Liquidity section, a specific discussion of CSA's cash requirements for the next twelve (12) months (exclusive of offering expenses) and its specific viable plans to meet such requirements.
         NOW, THEREFORE, it is herewith agreed as follows:
         The undersigned, as President of CSA herewith agrees to differ CSA compensation otherwise payable to her so as to permit CSA to remain viable.
         The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement in the subheading entitled "Liquidity" as found in the Management's Discussion and Analysis or Plan of Operation section.
         The above constitutes the entire Agreement between the parties hereto. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 26th day of October 2004.

CREATIVE SOLUTIONS WITH ART, INC.



By: /s/Carla Santia
    --------------------------
    Carla Santia, President

By: /s/Carla Santia
    --------------------------
    Carla Santia, Individually